Exhibit 107
Calculation of Filing Fee Tables

424(b)5
(Form Type)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid:	Equity	Class A Common Stock, $.01 par value per share	457(o) and 457(r)			$250,000,000 (1)	0.00013810	$34,525
Fees Previously Paid:
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, $.01 par value per share	415(a)(6)			$750,000,000		(2)	S-3ASR (2)	333-273784 (2)	August 08, 2023 (2)	$81,825 (2)
	Total Offering Amounts					$1,000,000,000		$34,525
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$34,525

(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-273784, filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2023 (the “Registration Statement”), except with respect to unsold securities that have been previously registered.

Exhibit 107

(2) Healthcare Realty Trust Incorporated (formerly known as Healthcare Trust of America, Inc.) previously registered shares of common stock having an aggregate offering price of up to $750,000,000, offered by means of a 424(b)(5) prospectus supplement, dated March 5, 2021, pursuant to a Registration Statement on Form S-3 (File No. 333-253600), filed with the SEC on February 26, 2021 (the “Prior Registration Statement”). All such shares remained unsold and were carried forward to the Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the $81,825 filing fee previously paid in connection with such unsold shares (based on the filing fee rate in effect at the time such shares were initially registered) will continue to be applied to such unsold shares. The offering of the unsold shares under the Prior Registration Statement was deemed terminated on August 8, 2023 upon the immediate effectiveness of the Registration Statement (File No. 333-273784).